UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 22, 2008

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-11848 (Commission File Number)	43-1627032 (IRS Employer Identification Number)
1370 Timberlake Manor Parkway Chesterfield, Missouri 63017 (Address of principal executive offices)
Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On July 22, 2008, the Company held a conference call to discuss second quarter 2008 results and certain other matters and, on July 23, 2008, made the replay available. A transcript of the call is furnished as Exhibit 99.1 hereto. During the call, the Company discussed the ability of third parties to approach the Company about a possible acquisition after the proposed split-off. The party that previously approached the Company regarding a potential acquisition transaction, as disclosed in the Company's Registration Statement on Form S-4 (File No. 333-151390) (as amended, the “Form S-4”), is subject to a confidentiality and standstill agreement. More broadly, the Company's current and proposed articles of incorporation and bylaws, Missouri law and the Recapitalization and Distribution Agreement dated as of June 1, 2008 with MetLife, Inc. (the “Agreement”), each contain provisions that could have an anti-takeover effect in the absence of board approval or under certain acquisition structures. These provisions include, among others, the Company's Internal Revenue Code Section 382 shareholder rights plan, the Missouri business combination statute, and the proposed acquisition restrictions described in the Form S-4.

Additional Information and Where to Find It

In connection with MetLife’s proposed divestiture of its stake in RGA, RGA has filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 (File No. 333-151390), which includes a preliminary proxy statement/prospectus related to the Recapitalization and a preliminary prospectus relating to the Split-Off. At the appropriate time, MetLife will file with the SEC a statement on Schedule TO. Investors and holders of RGA and MetLife securities are strongly encouraged to read the registration statement and any other relevant documents filed with the SEC, including the final proxy statement/prospectus relating to the Recapitalization, the final prospectus relating to the Split-Off and related Split-Off materials and the tender offer statement on Schedule TO (when available), as well as any amendments and supplements to those documents, because they will contain important information about RGA, MetLife, and the proposed transactions. The final proxy statement/prospectus relating to the Recapitalization and related transactions will be mailed to shareholders of RGA and the final prospectus relating to the Split-Off, related split-off materials and the tender offer statement on Schedule TO will be mailed to stockholders of MetLife. Investors and security holders will be able to obtain free copies of the registration statement, the final proxy statement/prospectus relating to the Recapitalization and the final prospectus relating to the Split-Off and related Split-Off materials and the tender offer statement on Schedule TO (when available) as well as other filed documents containing information about MetLife and RGA, without charge, at the SEC’s web site (www.sec.gov). Free copies of RGA’s filings also may be obtained by directing a request to RGA, Investor Relations, by phone to (636) 736-7243, in writing to Mr. John Hayden, Vice President-Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, or by email to investrelations@rgare.com. Free copies of MetLife’s filings may be obtained by directing a request to MetLife, Investor Relations, by phone to (212) 578-2211, in writing to MetLife, Inc., 1 MetLife Plaza, Long Island City, NY 11101, or by email to metir@metlife.com. Neither RGA, MetLife nor any of their respective directors or executive officers or any dealer manager, if any, that may be appointed with respect to the Split-Off makes any recommendation as to whether you should participate in the Split-Off.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Accordingly, neither the proxy solicitation for the Recapitalization nor the Offer for the outstanding shares of MetLife common stock pursuant to the Split-Off described in this communication has commenced. At the time that the contemplated Split-Off is commenced, MetLife will file a statement on Schedule TO with the SEC. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.

Participants in the Solicitation

RGA, MetLife and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from RGA’s shareholders with respect to the proposed transaction. Information regarding the directors and executive officers of RGA is included in its definitive proxy statement for its 2008 Annual Meeting of Shareholders filed with the SEC on April 9, 2008. Information regarding the directors and officers of MetLife is included in the definitive proxy statement for MetLife’s 2008 Annual Meeting of Shareholders filed with the SEC on March 18, 2008. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is set forth in the amended registration statement filed with the SEC on July 10, 2008, as may be further amended from time to time, the proxy statement/prospectus relating to the Recapitalization, the prospectus relating to the Split-Off and other materials to be filed with the SEC in connection with the proposed transactions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

99.1	Transcript of July 22, 2008 Conference Call

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reinsurance Group Of America, Incorporated

By:	/s/ Jack B. Lay
Jack B. Lay Senior Executive Vice President and Chief Financial Officer

Date:  July 22, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Transcript of July 22, 2008 Conference Call

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